EXHIBIT 6


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to common shares of beneficial interest, par value $0.04 per share, of Vornado Realty Trust and that this Joint Filing Agreement be included as an exhibit to such joint filing. Each person who is a party hereto acknowledges that (i) each is individually eligible to use Schedule 13D to satisfy its filing obligations under Rule 13d-1; (ii) each is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning itself; and (iii) neither person is responsible for the completeness or accuracy of the information concerning the other person jointly filing on the Schedule 13D referred to herein, unless such person knows or has reason to believe that such information is inaccurate.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 29th day of May, 2002.


                                            INTERSTATE PROPERTIES

                                         By: /s/ STEVEN ROTH
                                            ------------------------------------
                                            Name:   Steven Roth
                                            Title:  Managing General Partner


                                            STEVEN ROTH

                                            /s/ STEVEN ROTH
                                            ------------------------------------
                                            Name:  Steven Roth


                                            RUSSELL B. WIGHT, JR.

                                            /s/ RUSSELL B. WIGHT, JR.
                                            ------------------------------------
                                            Name:  Russell B. Wight, Jr.


                                            DAVID MANDELBAUM

                                            /s/ DAVID MANDELBAUM
                                            ------------------------------------
                                            Name:  David Mandelbaum